As filed with the Securities and Exchange Commission on May 17, 2013

Registration No. 333-75531

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 4

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VARIAN MEDICAL SYSTEMS, INC.

(Formerly VARIAN ASSOCIATES, INC.)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-2359345
(State of incorporation)	(I.R.S. Employer Identification No.)

3100 Hansen Way

Palo Alto, CA 94304

(Address of principal executive offices)

Varian Medical Systems, Inc.

Omnibus Stock Plan

(Full title of the Plan)

John W. Kuo

Senior Vice President, General Counsel and Corporate Secretary

Varian Medical Systems, Inc.

3100 Hansen Way

Palo Alto, CA 94304

(Name and address of agent for service)

(650) 493-4000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

This registration statement on Form S-8, filed on April 1, 1999, registered 12,000,000 shares of common stock (and related Preferred Stock Purchase Rights) of Varian Medical Systems, Inc. (the “Registrant”) for a registration fee of $58,797.00. Subsequently, on January 15, 2002 and July 30, 2004, the Registrant paid stock splits in the form of 100% stock dividends. By application of Rule 416 under the Securities Act of 1933, this registration statement is now deemed to extend to such additional shares (and related Preferred Stock Purchase Rights), such that the number of shares (and related Preferred Stock Purchase Rights) registered hereunder amounts to 48,000,000, of which 28,975,984 shares (and related Preferred Stock Purchase Rights) were transferred on April 1, 2005 pursuant to Post-Effective Amendment No. 1 to the Varian Medical Systems, Inc. 2005 Omnibus Stock Plan (to Registration Statement No. 333-123778), of which 29,878 shares (and related Preferred Stock Purchase Rights) were transferred on August 31, 2007 pursuant to Post-Effective Amendment No. 2 to the Varian Medical Systems, Inc. 2005 Omnibus Stock Plan (to Registration Statement No. 333-146176) and of which 2,400 shares (and related Preferred Stock Purchase Rights) were transferred on August 8, 2008 pursuant to Post-Effective Amendment No. 3 to the Varian Medical Systems, Inc. 2005 Omnibus Stock Plan (to Registration Statement No. 333-152903). The purpose of this Post-Effective Amendment No. 4 is to transfer an additional 5,508 of such shares to the Form S-8 Registration Statement for the Varian Medical Systems, Inc. 2005 Omnibus Stock Plan (Third Amended and Restated 2005 Omnibus Stock Plan), for which a registration statement is being simultaneously filed. Such shares represent shares subject to awards granted under the Varian Medical Systems, Inc. Omnibus Stock Plan that were available for grant when the 2005 Omnibus Stock Plan became effective, but were not previously transferred, or shares subject to awards that have terminated, lapsed or expired since the Varian Medical Systems, Inc. 2005 Omnibus Stock Plan became effective and which, pursuant to the terms of such plan, are available for grant thereunder.

Item 8.	Exhibits.

Exhibit Number

24.1	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 17th day of May, 2013.

VARIAN MEDICAL SYSTEMS, INC.

By:	/s/ John W. Kuo
John W. Kuo
Senior Vice President, General Counsel, and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dow R. Wilson	President and Chief Executive Officer and Director (Principal Executive Officer)	May 17, 2013
Dow R. Wilson

/s/ Elisha W. Finney	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	May 17, 2013
Elisha W. Finney

/s/ Clarence R. Verhoef	Senior Vice President, Finance and Corporate Controller (Principal Accounting Officer)	May 17, 2013
Clarence R. Verhoef

*Richard M. Levy	Chairman of the Board	May 17, 2013

*Timothy E. Guertin	Vice Chairman of the Board	May 17, 2013

*Susan L. Bostrom	Director	May 17, 2013

*R. Andrew Eckert	Director	May 17, 2013

*David J. Illingworth	Director	May 17, 2013

*Mark R. Laret	Director	May 17, 2013

*Ruediger Naumann-Etienne	Director	May 17, 2013

*Erich R. Reinhardt, Ph.D.	Director	May 17, 2013

*Venkatraman Thyagarajan	Director	May 17, 2013

*By /s/ John W. Kuo
John W. Kuo
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number

24.1	Powers of Attorney.